Exhibit 10.1

SECOND AMENDMENT

TO SECOND AMENDED AND RESTATED REVOLVING LOAN AGREEMENT

This Second Amendment to Second Amended and Restated Revolving Loan Agreement (this “Amendment”) is entered into as of January 28, 2008, by and among ResMed Corp., a Minnesota corporation (“ResMed”), RESMED EAP HOLDINGS INC., a Delaware corporation (“Holdings”), and RESMED MOTOR TECHNOLOGIES INC., a Delaware corporation (“RMT”; ResMed, Holdings and RMT are sometimes referred to herein individually as a “Borrower,” and collectively, as “Borrowers”), RESMED INC., a Delaware Corporation, as guarantor, each lender from time to time party to the Loan Agreement (as defined below) (collectively, the “Lenders” and individually, a “Lender”), and UNION BANK OF CALIFORNIA, N.A., as Administrative Agent (in such capacity, “Agent”).

RECITALS

Borrowers, Agent and the Lenders are parties to that certain Second Amended and Restated Revolving Loan Agreement dated as of March 1, 2006, as amended from time to time prior to the date hereof, including by that certain First Amendment to Second Amended and Restated Revolving Loan Agreement dated as of May 3, 2007 (collectively, the “Loan Agreement”). The parties desire to amend the Loan Agreement in accordance with the terms of this Amendment. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Effective as of the date hereof, Section 6.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.2 Disposition of Property. No Credit Party may make any Disposition of its Property, whether now owned or hereafter acquired, except (a) a Disposition by Parent to any Borrower, or by a Subsidiary of any Borrower to any Borrower, (b) a Disposition for which the Net Cash Sales Proceeds, when added to the aggregate Net Cash Sales Proceeds of all Dispositions made under this clause (b) during the term of this Agreement, do not exceed $20,000,000 and (c) a Disposition by ResMed of the Poway Property.”

2. Effective as of July 1, 2006, Section 6.18(ii) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(ii) with respect to construction of the Norwest Property, $100,000,000 in the aggregate, and.”

3. Within five (5) Business Day’s of Parent’s written request therefore, Agent shall prepare and deliver to the escrow agent selected in connection with any Disposition of the Poway Property, at the expense of Borrowers, a reconveyance of the Deed of Trust and Assignment of Rents, Security Agreement and Fixture Filing made as of April 11, 2003, and recorded in favor of Union Bank of California, N.A., against the Poway Property, as amended from time to time, such reconveyance (together with Agent’s instructions, if any, with respect to the recording of such reconveyance) to be in form and content reasonably acceptable to Agent and such escrow agent.

4. No course of dealing on the part of Lenders, Agent or its officers, nor any failure or delay in the exercise of any right under the Loan Documents by Agent or any Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Agent’s or Lenders’ failure at any time to require strict performance by Borrowers of any provision of any Loan Document shall not affect any right of Lenders or Agent thereafter to demand strict compliance with and performance of such provision. Any suspension or waiver of a right must be in writing signed by an officer of Agent, in accordance with Section 12.2 of the Loan Agreement.

5. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent or Lenders under the Loan Agreement, as in effect prior to the date hereof. Upon the effectiveness of this Amendment, all references in the Loan Documents to the “Loan Agreement” shall be deemed to refer to the Loan Agreement, as amended by this Amendment.

6. Each Borrower represents and warrants that the representations and warranties contained in Article 4 of the Loan Agreement are true and correct in all material respects as of the date of this Amendment (except such representations and warranties which are by their terms expressly limited to an earlier date, in which case the same were true and correct in all material respects as of such earlier date), and that, after giving effect to this Amendment, no Event of Default has occurred and is continuing.

7. As a condition to the effectiveness of this Amendment, Agent shall have received, in form and substance satisfactory to Agent, the following:

(a) this Amendment, duly executed by Borrowers;

(b) all reasonable costs and expenses of the Agent incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(c) such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER		BORROWER
RESMED CORP.,		RESMED EAP HOLDINGS INC.,
a Minnesota corporation		a Delaware corporation

By:	/s/ David Pendarvis	By:	/s/ David Pendarvis
Name:	David Pendarvis	Name:	David Pendarvis
Title:	Secretary	Title:	Secretary

Address: 14040 Danielson Street Poway, CA 92064-6857 Attn: General Counsel Telecopier: 858-746-2830 Telephone: 858-746-2400		Address: 14040 Danielson Street Poway, CA 92064-6857 Attn: General Counsel Telecopier: 858-746-2830 Telephone: 858-746-2400

BORROWER		GUARANTOR
RESMED MOTOR TECHNOLOGIES INC.,		RESMED INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ David Pendarvis	By:	/s/ David Pendarvis
Name:	David Pendarvis	Name:	David Pendarvis
Title:	Secretary	Title:	Secretary

Address: 14040 Danielson Street Poway, CA 92064-6857 Attn: General Counsel Telecopier: 858-746-2830 Telephone: 858-746-2400		Address: 14040 Danielson Street Poway, CA 92064-6857 Attn: General Counsel Telecopier: 858-746-2830 Telephone: 858-746-2400

[Signature Page to Second Amendment

to Second Amended and Restated Revolving Loan Agreement]

[Signatures Continued on Next Page]

UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent and Lender

By:	/s/ Douglas S. Lambell
Name:	Douglas S. Lambell
Title:	Vice President / SCM

Address: Union Bank of California, N.A. 530 B Street, 4th Floor San Diego, California 92101 Mail Code: S420 Attention: Douglas S. Lambell, VP Telecopier: (619) 230-3766 Telephone: (619) 230-3029

[Signature Page to Second Amendment

to Second Amended and Restated Revolving Loan Agreement]